UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

NO SHOW, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Lombard Street, Suite 700 Toronto, Ontario, Canada
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 941-9069

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.
On July 23, 2010, 2251442 Ontario Inc. (“Ontario”) acquired 9,000,000 shares of the Registrant’s common voting stock. On February 1, 2011, Raniero Corsini, the sole owner of 100% of Ontario’s outstanding stock, sold all of Ontario’s outstanding stock to Ubequity Capital Partners, Inc. (“Ubequity”) for total consideration of $5,000. Ubequity used working capital to fund the purchase. As a result of this transaction, Ubequity now directly owns 100% of the voting securities of Ontario and, thereby, indirectly owns 9,000,000 shares of the Registrant’s common voting stock, which represents 59.8% of the voting securities of the Registrant.
No arrangements or understandings exist among Raniero Corsini and Ubequity or any of their respective associates with respect to election of directors or other matters.
Because the Registrant is a shell company, it is required by Section (a)(8) of Item 5.01 to provide the information required by Form 10 under the Securities Exchange Act of 1934. The information required by Items 1, 1A, 2, 8, 9, and 15 of Form 10 are incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009 and filed on October 28, 2009. The information required by Item 3 is incorporated by reference to the Company’s Current Report on Form 8-K filed on July 24, 2010. The information required by Item 10 is incorporated by reference to the Company’s Current Report on Form 8-K filed on July 23, 2010. The information required by Items 11 and 12 of Form 10 are incorporated by reference to the Registrant’s Registration Statement on Form SB-2 declared effective on December 6, 2007. The information required by Item 13 of Form 10 is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009 and filed on October 28, 2009, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010 and filed on July 22, 2010. The information required by Item 14 of Form 10 is incorporated by reference to the Company’s Current Report on Form 8-K dated August 7, 2009 and filed in August 10, 2009, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 3, 2009 and Amendment No. 2 thereto on Form 8-K/A filed on September 9, 2009.
In response to Item 4 of Form 10, the following table sets forth certain information, as of February 1, 2011, concerning shares of common stock of the Registrant, the only class of its securities that is issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Company, and (4) all directors and executive officers of the Registrant as a group:

	Amount and nature of
Name of beneficial owner	beneficial ownership	Percent of class(4)
2251442 Ontario Inc.	9,000,000	59.8%
36 Lombard Street, Suite 700 Toronto, Ontario M5C 2X3
Ubequity Capital Partners, Inc. (1)	9,000,000	59.8%
36 Lombard Street, Suite 700, Toronto, Ontario, M5C 2X3
Martin Doane (2)	9,000,000	59.8%
Bill Calsbeck (3)	9,000,000	59.8%
Raniero Corsini	0	0%
(1)	Represents shares held in the name of 2251442 Ontario Inc., for which Ubequity is the sole shareholder.

(2)	Represents the shares held in the name of 2251442 Ontario Inc. by Ubequity as Martin Doane shares control over the voting and disposition of the shares as one of two Global Managing Director of Ubequity.

(3)	Represents the shares held in the name of 2251442 Ontario Inc. by Ubequity as Bill Calsbeck shares control over the voting and disposition of the shares as one of two Global Managing Director of Ubequity.

(4)	Percentage based on 15,050,000 shares of common stock outstanding on February 1, 2011.

In response to Item 5 of Form 10, the names, ages and positions of the Registrant’s directors and executive officers are as follows:

Name	Age	Position
Raniero Corsini	47	Chairman, President & Treasurer
Martin Doane	46	Director, Vice President & Secretary
In response to Item 6 of Form 10, none of the executive officers or directors of the Registrant receives any fee, salary or commission for their service to the Registrant.
In response to Item 7 of Form 10, there have been no transactions which would require reporting under Section 404 of Regulation S-K and neither member of the Board of Directors is independent under the independence standards of the NASDAQ Stock Market, which standards were adopted solely for purposes of making the determination of independence.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

No Show, Inc.
Date: February 1, 2011	By:	/s/ Raniero Corsini
Raniero Corsini
Chief Executive Officer